Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Disclosure of Nonpublic Holdings", "Other Service Providers" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference and use of our reports dated October 27, 2017, on the financial statements and financial highlights of American Beacon Flexible Bond Fund, American Beacon SiM High Yield Opportunities Fund, American Beacon The London Company Income Equity Fund, American Beacon Zebra Small Cap Equity Fund and American Beacon Sound Point Floating Rate Income Fund, as of and for the year ended August 31, 2017, in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 306 to the Registration Statement under the Securities Act of 1933 (File No. 033-11387).

/s/ Ernst & Young LLP

Dallas, Texas
December 19, 2017